EXHIBIT 4.3

NiSource Inc.,
as successor to
New NiSource Inc.

to

JPMorgan Chase Bank,
as Trustee and as successor to
The Chase Manhattan Bank

Second Supplemental Indenture

Dated as of November 1, 2004

To the
Indenture, dated as of November 1, 2000, as amended by
the First Supplemental Indenture, dated as of November 1, 2000, between the Company and the Trustee,
Providing for Issuance of Debt Securities

Second Supplemental Indenture

     Second Supplemental Indenture, dated as of November 1, 2004 (this “Second Supplemental Indenture”), between NiSource Inc. (successor to New NiSource Inc.), a Delaware corporation (the “Company”), and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as trustee (the “Trustee”), under the Indenture dated as of November 1, 2000, between the Company and the Trustee (the “Indenture”), as amended by the First Supplemental Indenture dated as of November 1, 2000 (the “First Supplemental Indenture”). A term not defined in this Second Supplemental Indenture that is defined in the Indenture or the First Supplemental Indenture has the same meaning when used in this Second Supplemental Indenture.

     Whereas, the Company executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (collectively the “Securities”, and individually, a “Security”) to be issued in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     Whereas, pursuant to the terms of the Indenture, the Company established a new series of Securities known as the Senior Debentures due 2006 (the “Debentures”), and the form and substance of such Debentures and their terms, provisions and conditions are set forth in the Indenture and the First Supplemental Indenture;

     Whereas, pursuant to the terms of the Indenture and the First Supplemental Indenture, the Company desires to modify certain provisions of the First Supplemental Indenture and the form of the Debentures and to create a new series of Securities known as the Series A Senior Debentures due 2006 (the “Series A Debentures”); and

     Whereas, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

     Now, Therefore, the Company covenants and agrees with the Trustee as follows:

Article I
Amendment of the First Supplemental Indenture

     Section 1.1 Amendment to Section 2.1 of First Supplemental Indenture. Section 2.1 of the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

     “Section 2.1 Designation, Denomination and Principal Amount. There is hereby authorized a series of Securities designated as ‘Senior Debentures due 2006,’ in the denomination of $2.60, limited in aggregate principal amount to $145,600,000 minus the aggregate principal amount of Series A Senior Debentures due 2006 then issued and outstanding (the “Series A Debentures”). The Debentures and the Series A Debentures shall constitute one and the same ‘series’ for all purposes of the Indenture, including without limitation for purposes of acting upon an Event of Default and other voting matters.”

     Section 1.2 Creation of Section 2.9 of First Supplemental Indenture. The First Supplemental Indenture is hereby amended to add a new Section 2.9 to read as follows:

     “Section 2.9 Exchange of Debentures for Series A Debentures. The Debentures shall be exchangeable at any time at the election of the Holder for an equal principal amount of Series A Debentures, provided that only whole Series A Debentures shall be issuable upon any such exchange. In the event the aggregate principal amount of Debentures surrendered for exchange is not an integral multiple of $1,000, the amount of Series A Debentures shall be rounded down to the nearest $1,000, with cash paid in lieu of any fractional Series A Debenture.”

     Section 1.3 Amendment to Section 3.1 of First Supplemental Indenture. Section 3.1 of the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

     “Section 3.1. Form of Debenture. The Debentures and the Trustee’s Certificate of Authentication to be endorsed on them are to be substantially in the following forms:

(FORM OF FACE OF DEBENTURE)

[IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT: This Debenture is a Global Security within the meaning of the Indenture referred to below and is registered in the name of The Depository Trust Company, a New York corporation (the “Depositary”), or a nominee of the Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Debenture is presented by an authorized representative of the Depositary to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary, and any payment hereon is made to Cede & Co., or to such other entity as is requested by an authorized representative of the Depositary), and, except as otherwise provided in the Indenture, ANY TRANSFER, PLEDGE OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.

[$145,600,000 minus the aggregate principal amount of Series A Debentures then issued and outstanding]
CUSIP No. 65473P AA 3

SENIOR DEBENTURE DUE 2006

     NiSource Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture referred to below), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [One Hundred Forty-Five Million Six Hundred Thousand Dollars minus the aggregate principal amount of Series A Debentures then issued and outstanding] on November 1, 2006 (the “Stated Maturity”), and to pay interest on said principal sum from November 1, 2004, or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2005, at the Interest Rate, until the principal of this Debenture shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable for any period will be computed, (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months, and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse side of this Debenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which, if this Debenture is a Global Security, shall be the close of business on the Business Day preceding such Interest Payment Date or, if this Debenture is not a Global Security, shall be the close of business on the 15th Business Day preceding such Interest Payment Date; provided, that interest paid at maturity shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall cease to be payable to the registered Holder on such Regular Record Date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee referred to on the reverse side of this Debenture for the payment of such Defaulted Interest (a “Special Record Date”), notice of which shall be given to the registered Holders of the Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register.

     This Debenture is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on a parity with all other senior unsecured obligations of the Company.

     Unless the Certificate of Authentication on this Debenture has been executed by the Trustee, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The provisions of this Debenture are continued on the reverse side, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     In Witness Whereof, the Company has caused this instrument to be executed.

NiSource Inc.
By:

[Title]

Attest:

By:

Secretary

Certificate of Authentication

This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated:	JPMorgan Chase Bank,
as Trustee

By:

Authorized Officer

(Form of Reverse of Debenture)

     This Debenture is one of a duly authorized series of Securities of the Company (referred to as the “Debentures”), all issued under and pursuant to an Indenture dated as of November 1, 2000, duly executed and delivered between New NiSource Inc. (the “Company”) and The Chase Manhattan Bank, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture to the Indenture dated as of November 1, 2000, between the Company and the Trustee, and as supplemented by the Second Supplemental Indenture to the Indenture dated as of November 1, 2004, between the Company and the Trustee (such Indenture as so supplemented, the “Indenture”), to which Indenture, and all indentures supplemental to it, reference is made for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount to [$145,600,000 minus the aggregate principal amount of Series A Debentures then issued and outstanding]. This series of Securities and the Series A Debentures shall constitute one and the same ‘series’ for all purposes of the Indenture, including without limitation for purposes of acting upon an Event of Default and other voting matters.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Debenture is not subject to redemption at the option of the Company prior to its Stated Maturity.

     This Debenture is not subject to redemption prior to its Stated Maturity through the operation of a sinking fund.

     If an Event of Default shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, without the consent of any Holder, to execute supplemental indentures modifying certain provisions of the Indenture and, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures and all other series of Securities affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, that no such supplemental indenture may, without the consent of the Holder of each outstanding Debenture, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, (ii) reduce the principal amount of, or the rate of interest on, the Debentures, (iii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of the Debentures or (iv) reduce the above-stated percentage of principal amount of Debentures, the consent of the Holders of which is required to modify or amend the Indenture, to consent to any waiver under the Indenture, or to approve any supplemental indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding affected thereby, on behalf of all of the Holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to the Debentures, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the Debentures or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holders of each Debenture then Outstanding. Any such consent or waiver by a registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange for it or in place of it (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference in this Debenture to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money prescribed in this Debenture.

     As provided in, and subject to certain limitations set forth in, the Indenture, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency maintained by the Company in a Place of Payment accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar duly executed by such registered Holder or his attorney duly authorized in writing, after which one or more new Debentures of the same series, Stated Maturity and original issue date of authorized denominations and of like tenor and aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation to such transfer.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and any Security Registrar (and any agent thereof) may deem and treat its registered Holder as the absolute owner of this Debenture (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest due on this Debenture and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar (or any agent thereof) shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Debenture, or for any claim based on this Debenture, or otherwise in respect of this Debenture, or based on or in respect of the Indenture, against any incorporator, stockholder, officer, director or employee, past, present or future, as such, of the Company or of any predecessor or successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance of this Debenture and as part of the consideration for the issuance of this Debenture, expressly waived and released.

     The Indenture imposes certain limitations on the ability of the Company to, among other things, merge, consolidate or sell, assign, transfer or lease all or substantially all of its properties or assets. Such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

     The Debentures of this series are issuable only in registered form without coupons in denominations of $2.60 and any integral multiple of such amount. As provided in the Indenture and subject to certain limitations in this Debenture and in the Indenture set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same, and are exchangeable at any time at the election of the Holder for an equal principal amount of Series A Debentures, provided that only whole Series A Debentures shall be issuable upon any such exchange. In the event the aggregate principal amount of Debentures surrendered for exchange is not an integral multiple of $1,000, the amount of Series A Debentures shall be rounded down to the nearest $1,000, with cash paid in lieu of any fractional Series A Debenture.

Article II
Establishment of the Series A Debentures

     Section 2.1. Terms and Conditions of the Series A Senior Debentures due 2006.

     (a) Designation, Denomination and Principal Amount. There is hereby authorized a series of Securities designated as “Series A Senior Debentures due 2006,” in the denomination of $1,000, limited in aggregate principal amount to [$145,600,000 minus the aggregate principal amount of Debentures then issued and outstanding]. The Series A Debentures and the Debentures shall constitute one and the same “series” for all purposes of the Indenture, including without limitation for purposes of acting upon an Event of Default and other voting matters.

     (b) Maturity. The Stated Maturity is November 1, 2006.

     (c) Global Debentures. The Series A Debentures in certificated form may be presented to the Trustee in exchange for a Global Security in an aggregate principal amount equal to all Outstanding Debentures (a “Global Debenture”). The Depositary for the Series A Debentures will be The Depository Trust Company. The Global Debentures will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Company. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. Payments on the Series A Debentures issued as a Global Debenture will be made to the Depositary or its nominee.

     (d) Interest.

     (i) The Series A Debentures shall bear interest at    %, payable quarterly in arrears on the Interest Payment Dates, which shall be February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2005.

     (ii) Interest not paid on the scheduled Interest Payment Date shall accumulate and compound quarterly at the Interest Rate from the scheduled Interest Payment Date until paid.

     (iii) The Regular Record Dates for the Series A Debentures shall be, (A) as long as the Series A Debentures are represented by a Global Debenture, the Business Day preceding each Interest Payment Date, or (B) if the Series A Debentures are issued in certificated form, the 15th Business Day prior to each Interest Payment Date.

     (iv) The amount of interest payable on the Series A Debentures for any period will be computed (A) for any full quarterly period on the basis of a 360-day year of twelve 30-day months, and (B) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any Interest Payment Date on the Series A Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

     (e) Redemption.

     (i) The Series A Debentures are not subject to redemption at the option of the Company prior to their Stated Maturity.

     (ii) The Series A Debentures are not subject to redemption prior to their Stated Maturity through the operation of a sinking fund.

     (f) Paying Agent; Security Registrar. If the Series A Debentures are issued in certificated form, the Paying Agent and the Security Registrar for the Series A Debentures shall be the Corporate Trust Office of the Trustee.

     (g) United States Aliens. As provided in Section 301(16) of the Indenture, the Company shall not pay additional amounts in respect of taxes or similar charges withheld or deducted to Holders of the Series A Debentures who are United States Aliens.

     Section 2.2 Form of Series A Debenture.

     (a) Form of Series A Debenture. The Series A Debentures and the Trustee’s Certificate of Authentication to be endorsed on them are to be substantially in the following forms:

(FORM OF FACE OF SERIES A DEBENTURE)

[IF THE SERIES A DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT: This Series A Debenture is a Global Security within the meaning of the Indenture referred to below and is registered in the name of The Depository Trust Company, a New York corporation (the “Depositary”), or a nominee of the Depositary. This Series A Debenture is exchangeable for Series A Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Series A Debenture (other than a transfer of this Series A Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Series A Debenture is presented by an authorized representative of the Depositary to the issuer or its agent for registration of transfer, exchange or payment, and any Series A Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary, and any payment hereon is made to Cede & Co., or to such other entity as is requested by an authorized representative of the Depositary), and, except as otherwise provided in the Indenture, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.

[$145,600,000 minus the aggregate principal amount of Debentures then issued and outstanding]
CUSIP No. 65473P AB 1

SERIES A SENIOR DEBENTURE DUE 2006

     NiSource Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture referred to below), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [One Hundred Forty-Five Million Six Hundred Thousand Dollars minus the aggregate principal amount of Debentures then issued and outstanding] on November 1, 2006 (the “Stated Maturity”), and to pay interest on said principal sum from November 1, 2004, or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2005, at the Interest Rate, until the principal of this Series A Debenture shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable for any period will be computed, (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months, and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse side of this Series A Debenture, be paid to the person in whose name this Series A Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which, if this Series A Debenture is a Global Security, shall be the close of business on the Business Day preceding such Interest Payment Date or, if this Series A Debenture is not a Global Security, shall be the close of business on the 15th Business Day preceding such Interest Payment Date; provided, that interest paid at maturity shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall cease to be payable to the registered Holder on such Regular Record Date and may be paid to the Person in whose name this Series A Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee referred to on the reverse side of this Series A Debenture for the payment of such Defaulted Interest (a “Special Record Date”), notice of which shall be given to the registered Holders of the Series A Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and interest on this Series A Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register.

     This Series A Debenture is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on a parity with all other senior unsecured obligations of the Company.

     Unless the Certificate of Authentication on this Series A Debenture has been executed by the Trustee, this Series A Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The provisions of this Series A Debenture are continued on the reverse side, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     In Witness Whereof, the Company has caused this instrument to be executed.

NiSource Inc.
By:

[Title]

Attest:

By:

Secretary

Certificate of Authentication

            This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated:	JPMorgan Chase Bank,
as Trustee

By:

Authorized Officer

(Form of Reverse of Series A Debenture)

     This Series A Debenture is one of a duly authorized series of Securities of the Company (referred to as the “Series A Debentures”), all issued under and pursuant to an Indenture dated as of November 1, 2000, duly executed and delivered between New NiSource Inc. (the “Company”) and The Chase Manhattan Bank, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture to the Indenture dated as of November 1, 2000, between the Company and the Trustee, and as supplemented by the Second Supplemental Indenture to the Indenture dated as of November 1, 2004, between the Company and the Trustee (such Indenture as so supplemented, the “Indenture”), to which Indenture, and all indentures supplemental to it, reference is made for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Series A Debentures. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount to [$145,600,000 minus the aggregate principal amount of Debentures then issued and outstanding]. This series of Securities and the Debentures shall constitute one and the same “series” for all purposes of the Indenture, including without limitation for purposes of acting upon an Event of Default and other voting matters.

     All terms used in this Series A Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Series A Debenture is not subject to redemption at the option of the Company prior to its Stated Maturity.

     This Series A Debenture is not subject to redemption prior to its Stated Maturity through the operation of a sinking fund.

     If an Event of Default shall have occurred and be continuing, the principal of all of the Series A Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, without the consent of any Holder, to execute supplemental indentures modifying certain provisions of the Indenture and, with the consent of the Holders of not less than a majority in aggregate principal amount of the Series A Debentures and all other series of Securities affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Series A Debentures; provided, that no such supplemental indenture may, without the consent of the Holder of each outstanding Series A Debenture, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Series A Debenture, (ii) reduce the principal amount of, or the rate of interest on, the Series A Debentures, (iii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of the Series A Debentures or (iv) reduce the above-stated percentage of principal amount of Series A Debentures, the consent of the Holders of which is required to modify or amend the Indenture, to consent to any waiver under the Indenture, or to approve any supplemental indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Series A Debentures at the time Outstanding affected thereby, on behalf of all of the Holders of the Series A Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to the Series A Debentures, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the Series A Debentures or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holders of each Series A Debenture then Outstanding. Any such consent or waiver by a registered Holder of this Series A Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Series A Debenture and of any Series A Debenture issued in exchange for it or in place of it (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Series A Debenture.

     No reference in this Series A Debenture to the Indenture and no provision of this Series A Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Series A Debenture at the time and place and at the rate and in the money prescribed in this Series A Debenture.

     As provided in, and subject to certain limitations set forth in, the Indenture, this Series A Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Series A Debenture for registration of transfer at the office or agency maintained by the Company in a Place of Payment accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar duly executed by such registered Holder or his attorney duly authorized in writing, after which one or more new Series A Debentures of the same series, Stated Maturity and original issue date of authorized denominations and of like tenor and aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation to such transfer.

     Prior to due presentment for registration of transfer of this Series A Debenture, the Company, the Trustee, any Paying Agent and any Security Registrar (and any agent thereof) may deem and treat its registered Holder as the absolute owner of this Series A Debenture (whether or not this Series A Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest due on this Series A Debenture and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar (or any agent thereof) shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Series A Debenture, or for any claim based on this Series A Debenture, or otherwise in respect of this Series A Debenture, or based on or in respect of the Indenture, against any incorporator, stockholder, officer, director or employee, past, present or future, as such, of the Company or of any predecessor or successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance of this Series A Debenture and as part of the consideration for the issuance of this Series A Debenture, expressly waived and released.

     The Indenture imposes certain limitations on the ability of the Company to, among other things, merge, consolidate or sell, assign, transfer or lease all or substantially all of its properties or assets. Such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

     The Series A Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of such amount. As provided in the Indenture and subject to certain limitations in this Series A Debenture and in the Indenture set forth, Series A Debentures of this series so issued are exchangeable for a like aggregate principal amount of Series A Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     (b) Bearer Securities. The Series A Debentures shall not be issued as Bearer Securities.

     Section 2.3. Payment of Expenses. The Company will pay for all costs and expenses relating to the offering, sale and issuance of the Series A Debentures, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture.

     Section 2.4. Original Issue of Series A Debentures. Series A Debentures in an aggregate principal amount of up to [$145,600,000 minus the aggregate principal amount of Debentures issued and outstanding] may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and (subject to receipt by the Trustee of the documents specified in Section 303 of the Indenture) the Trustee shall thereupon authenticate and deliver said Series A Debentures in exchange for an equal principal amount of Debentures upon receipt of an Order of the Company, without any further action by the Company.

Article III
Miscellaneous

     Section 3.1. Ratification of Indenture. The Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed. This Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent provided in this Second Supplemental Indenture and the Indenture and the First Supplemental Indenture.

     Section 3.2. Trustee Not Responsible for Recitals. The recitals contained in this Second Supplemental Indenture are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness of such recitals. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

     Section 3.3. Governing Law. This Second Supplemental Indenture shall be deemed to be a contract made under the internal law of the State of New York and for all purposes shall be construed in accordance with the internal law of that State, without giving effect to any contrary conflict of laws or choice of law provisions of the law of the State of New York or any other jurisdiction.

     Section 3.4. Severability. In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained in this Second Supplemental Indenture.

     Section 3.5. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, the parties have caused this Second Supplemental Indenture to be duly executed and attested on this Second Supplemental Indenture, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

NiSource Inc.
By:

Name:
Title:

Attest:

Name: Gary W. Pottorff
Title: Secretary

JPMorgan Chase Bank, as Trustee
By:

Name:
Title:

[Seal]

Attest:

Name:
Title: